H. F. AHMANSON & COMPANY            HOME SAVINGS OF AMERICA     NEWS
                                    SAVINGS OF AMERICA
4900 Rivergrade Road
Irwindale, California  91706
(818) 814-7922

FOR IMMEDIATE RELEASE               Contacts:
                                    Media:       Mary Trigg
                                                 818-814-7922
                                    Investor:    Steve Swartz
                                                 818-814-7986



AHMANSON REPORTS RISE IN SECOND QUARTER AND FIRST HALF EARNINGS
- - STOCK REPURCHASE PROGRAM BOOSTS EARNINGS PER SHARE -


     Irwindale, CA, July 16, 1996 -- H.F. Ahmanson & Company, (AHM-NYSE), parent company of Home Savings of America, today reported second quarter net income of $68.7 million, or $0.50 per fully diluted common share, compared with $64.4 million, or $0.43 per fully diluted common share, in the second quarter of 1995, and $64.8 million, or $0.45 per fully diluted common share, in the first quarter of 1996. The 16% gain in earnings per share from the second quarter of 1995 is a result of a 7% increase in net income plus the effects of the stock repurchase program.

     For the first six months of the year, the company earned $133.5 million, or $0.94 per fully diluted common share, compared to a loss of $117.5 million, or $1.22 per fully diluted common share, in the first six months of 1995. The 1995 loss was due to a charge relating to a change in accounting for goodwill related to acquisitions prior to September 30, 1982.

     Charles R. Rinehart, Chairman and Chief Executive Officer of Ahmanson and Home Savings, said, "We are pleased with our progress in enhancing shareholder value. Improving credit costs and stronger fee income offset the effects of a lower net interest margin to increase earnings while our stock buyback program demonstrated its effectiveness in boosting shareholder returns."

RESULTS OF OPERATIONS

     Net interest income totaled $311.6 million in the second quarter of 1996 compared to $310.2 million in the second quarter of 1995, and $317.0 million for the first quarter of 1996. The decrease in net interest income from the first quarter of 1996 is due to contraction of the company's net interest margin, principally due to the earnings compression on the 11th District Cost of Funds Index (COFI) assets. As part of the company's efforts to diversify its loan portfolio, the company added two new adjustable rate loans to its list of loan products: one loan, 12-MAT, is tied to the 12-Month Average Treasury Index and the other, LAMA, is tied to the LIBOR Annual Monthly Average. The company has been offering adjustable rate mortgages tied to Treasury Bill indices since January 1, 1995. In addition, the company funded $51 million in consumer loans in the second quarter of 1996, compared to $.5 million in the second quarter of 1995, and $16.6 million in the first quarter of 1996.

     For the second quarter of 1996, the average net interest margin was 2.66%, compared to 2.38% in the second quarter of 1995 and 2.64% in the first quarter of 1996. At June 30, 1996, the net interest margin was 2.61%. The average net interest margin for the periods and the net interest margin at June 30, 1996 reflect a change in the company's method for calculating these amounts, based upon materials provided by Securities and Exchange Commission staff at recent accounting seminars regarding the different methods for addressing the changes in reported balances of mortgage-backed securities resulting from Statement of Financial Accounting Standards No. 115. (See page 8 for additional information.)

     In the second quarter of 1996, other income was $56.0 million, compared to $53.4 million in the second quarter of 1995, and $60.5 million in the first quarter of 1996. Included therein for the respective periods were gains on sales of loans and MBS of $6.1 million, $10.5 million, and $15.0 million. Other fee income was $31.3 million in the second quarter of 1996, compared to $26.4 million in the second quarter of 1995 and $26.8 million in the first quarter of 1996. The increase in other fee income reflects increased sales through the company's Personal Financial Service Centers and through Griffin Financial Services, which offers discount stock and bond brokerage, proprietary and third party mutual funds, annuities, asset management, and property liability and life/health insurance.

CREDIT COSTS

     During the second quarter of 1996, the company provided $33.9 million for loan losses, compared to $25.5 million in the second quarter of 1995 and $45.9 million in the first quarter of 1996. The provision for the second quarter of 1996 reflects a recovery of $4.3 million for loans purchased in bulk in 1993. During the first six months of 1996, the company provided $79.8 million for loan losses compared to $52.0 million in the first half of 1995.

     Expenses for the operations of foreclosed real estate amounted to $27.3 million in the second quarter of 1996, compared to $19.6 million in the second quarter of 1995 and $25.7 million in the first quarter of 1996. During the first half of 1996, expenses for the operations of foreclosed real estate amounted to $53.0 million, compared to $40.7 million in the first six months of 1995.

ASSET QUALITY

     At June 30, 1996, nonperforming assets totaled $953.7 million, or 1.93% of total assets, compared to $898.4 million or 1.69% of total assets at June 30, 1995, and $977.4 million, or 1.96% of total assets, at March 31, 1996. Nonaccrual loans declined by $58.5 million from the first quarter of 1996, and REO increased by $34.8 million in the same period. Troubled debt restructurings (TDRs) totaled $178.0 million at June 30, 1996.

     The company's ratio of reserves to nonperforming assets was 42.4% at June 30, 1996, compared to 45.6% at June 30, 1995, and 41.7% at March 31, 1996.

     Net loan charge-offs for the second quarter totaled $36.7 million, compared to $26.6 million in the second quarter of 1995, and $41.5 million in the first quarter of 1996. For the first six months of 1996, net charge-offs totaled $78.2 million compared to $62.3 million in the first six months of 1995.

     Real estate development assets, net of reserves, totaled $212.6 million at June 30, 1996, compared to $313.9 million at June 30, 1995, and $230.4 million at March 31, 1996. The reserves for real estate development operations totaled $144.4 million, or 40.5% of gross real estate assets at June 30, 1996. During the second quarter of 1996, the company sold approximately $20 million in real estate development assets.

GENERAL AND ADMINISTRATIVE EXPENSES

     General and administrative expenses (G&A) totaled $189.7 million in the second quarter of 1996, compared to $201.3 million in the second quarter of 1995 and $193.0 million in the first quarter of 1996. Included in the first quarter of 1996 were $5.0 million in severance expenses. In the second quarter of 1996, the company incurred $9.8 million in expenses for its major business initiatives: Project HOME Run, consumer lending and electronic banking. In addition, in preparation for the acquisition of 61 California branches of First Interstate Bank, which is expected to close in the third quarter, the company incurred approximately $2.0 million in
expenses in the second quarter of 1996.   The company anticipates
preconversion expenses of approximately $0.06 to $0.09 per share in the third quarter of 1996, including the previously announced one time charge.

     The operating efficiency ratio, G&A expenses as a percentage of net interest income plus loan servicing and other fee income, improved to 52.8% in the second quarter of 1996, versus 57.3% in the second quarter of 1995 and 53.8% in the first quarter of 1996.

LOAN ORIGINATIONS

     Home Savings funded $1.4 billion of residential mortgages in the second quarter of 1996. Production was $1.6 billion in the second quarter of 1995, and $1.3 billion in the first quarter of 1996. Of the second quarter 1996 production, 64% were Adjustable Rate Mortgages (ARMs), compared to 82% in the second quarter of 1995 and 43% in the first quarter of 1996.

     Purchase loans represented 71% of the total second quarter 1996 originations, compared to 74% in the second quarter of 1995, and 56% in the first quarter of 1996.

     Home Savings funded $51.7 million in consumer loans during the second quarter of 1996 compared to $16.6 million in the first quarter of 1996. The monthly fundings in the consumer loan portfolio have increased each month since the program began in May 1995.

CAPITAL

     At June 30, 1996, Home Savings of America's capital ratios exceeded all regulatory requirements for well-capitalized institutions, the highest regulatory standard.

                              Requirement for
                              Well-Capitalized       Home Savings
                                  Status              at 6/30/96
                              ----------------       ------------
     Tangible:                       -                   6.00%
     Core Capital:                  5.00%                6.01%
     Core Capital to Risk-
        Weighted Assets:            6.00%                9.65%
     Risk-Based Capital:           10.00%               11.81%


     On June 30, 1996, core capital exceeded the well-capitalized standard by $499 million.

STOCK REPURCHASE PROGRAM

     In the second quarter of 1996, the company completed its initial stock repurchase program. During that program, the company purchased 10.4 million shares or 9% of the outstanding common shares. In addition, on May 14, 1996, the company announced a new program to purchase an additional $150 million of its common stock. Through June 30, 1996, under the new program, the company had purchased 717,000 shares of its common stock at an average price of $26.32 per share.

     At June 30, 1996, the parent company had $198 million in cash.

SERIES B PREFERRED STOCK TO BE CALLED

     During the quarter, the company announced that on Sept. 3, 1996 it will redeem its 9.60% Preferred Stock, Series B, at $25.00 per Depositary Share, plus accrued and unpaid dividends to and including the redemption date.

     The redemption of the Series B Preferred Stock will contribute approximately $0.09 to annualized earnings per share.

     H.F. Ahmanson & Company, with $49.5 billion in assets, is the parent company of Home Savings of America. Home Savings' deposit base is $33.3 billion. It operates 347 personal financial service centers in four states and 106 mortgage lending offices in nine states.

                                 ********

     Additional information, including monthly financial data, about H.F. Ahmanson & Company and Home Savings of America can be retrieved free of charge by using the following services:

                   Internet: http://www.investquest.com
                   Fax-on-Demand: (614) 844-3860
                   On-line BBS: (614) 844-3868

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS (UNAUDITED)
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


At End of Period                                     June 30, 1996      March 31, 1996       June 30, 1995
- ----------------                                    ---------------    ----------------     ---------------
  Total assets                                        $ 49,506,630       $ 49,781,986         $ 53,242,694
  Investment portfolio                                $  1,124,122       $    707,045         $  1,864,471
  Loans receivable and mortgage-backed
    securities (MBS)                                  $ 45,855,263       $ 46,530,610         $ 48,809,352
  ARMs included in loans receivable and MBS           $ 44,365,520       $ 44,870,834         $ 46,428,415
  Allowance for loan losses                           $    382,485       $    385,367         $    389,927
  Deposits                                            $ 33,281,931       $ 33,947,928         $ 42,988,665
  Borrowings                                          $ 12,351,740       $ 11,601,867         $  6,699,546
  Stockholders' equity                                $  2,777,356       $  2,952,702         $  2,831,012
  Book value per common share                         $      19.78       $      20.40         $      18.50
  Tangible book value per common share                $      18.47       $      19.12         $      16.20
  Total common shares outstanding                      107,188,014        112,512,418          117,482,087

  Home Savings of America Capital Ratios (Fully Phased-in):
    Tangible capital (to adjusted total assets)               6.00%              6.10%                5.20%
    Core capital (to adjusted total assets)                   6.01%              6.11%                5.22%
    Core capital (to risk-weighted assets)                    9.65%              9.84%                8.33%
    Risk-based capital                                       11.81%             11.98%               11.37%


For the Three Months Ended
- --------------------------
  Net interest income                                $     311,574       $    316,982         $    310,175
  Provision for loan losses                          $      33,901       $     45,942         $     25,465
  Net earnings                                       $      68,734       $     64,755         $     64,389
  Net earnings per fully diluted
    common share                                     $        0.50       $       0.45         $       0.43
  Dividends per common share                         $        0.22       $       0.22         $       0.22
  Loans originated and purchased                     $   1,438,941       $  1,339,779         $  1,582,398

  Average Interest Rates:
    Yield on loans and MBS                                    7.41%              7.48%                7.34%
    Yield on investment portfolio                             6.06%              5.83%                6.10%
    Yield on interest-earning assets                          7.39%              7.46%                7.28%
    Cost of deposits                                          4.45%              4.57%                4.64%
    Cost of borrowings                                        6.20%              6.28%                6.77%
    Cost of interest-costing liabilities                      4.91%              5.02%                5.02%
    Interest rate spread                                      2.48%              2.44%                2.26%
    Net interest margin                                       2.66%              2.64%                2.38%


For the Six Months Ended
- ------------------------
  Net interest income                                $     628,556                            $    605,419
  Provision for loan losses                          $      79,843                            $     52,009
  Net earnings (loss)                                $     133,489                            $   (117,503)
  Net earnings (loss) per fully diluted
    common share                                     $        0.94                            $      (1.22)
  Dividends per common share                         $        0.44                            $       0.44
  Loans originated and purchased                     $   2,778,720                            $  3,290,542

  Average Interest Rates:
    Yield on loans and MBS                                    7.45%                                   7.12%
    Yield on investment portfolio                             5.94%                                   6.09%
    Yield on interest-earning assets                          7.43%                                   7.07%
    Cost of deposits                                          4.51%                                   4.44%
    Cost of borrowings                                        6.24%                                   6.66%
    Cost of interest-costing liabilities                      4.96%                                   4.85%
    Interest rate spread                                      2.47%                                   2.22%
    Net interest margin                                       2.65%                                   2.32%

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
NET INTEREST MARGIN EXCLUDING EFFECT OF FAIR VALUE ADJUSTMENTS (UNAUDITED)


In December 1995, the company reclassified $10.4 billion of mortgage-backed securities ("MBS") from the held-to-maturity designation to the available-for-sale designation and adjusted the reported balance of such MBS from amortized cost to fair value in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115. The adjustment to the reported balance of the MBS did not affect the actual principal balance of such MBS or the income actually generated by such MBS.

In prior reports, the company gave effect to SFAS No. 115 adjustments in computing the yield on MBS, and therefore net interest margin, so that the reported yield and margin would be consistent with the reported principal balance. The Securities and Exchange Commission (SEC) staff have provided materials at a recent seminar indicating their preference for excluding SFAS No. 115 adjustments and using amortized cost for purposes of computing yields and margins. Accordingly, the company has elected to report net interest margin for the periods ending June 30, 1996 and at June 30, 1996 without giving effect to SFAS No. 115 adjustments.

For purposes of comparability, set forth below is the net interest margin data which the company would have reported had it been using this method of calculation previously.


                                          Under previous           Under new method
                                       method of calculation        of calculation
                                       ---------------------       ----------------
At:
   June 30, 1995                               2.45%                    2.48%
   December 31, 1995                           2.62%                    2.66%
   March 31, 1996                              2.74%                    2.77%
   June 30, 1996                                N/A                     2.61%
For:
   Three months ended June 30, 1995            2.38%                    2.38%
   Six months ended June 30, 1995              2.32%                    2.32%
   Three months ended March 31, 1996           2.64%                    2.64%
   Three months ended June 30, 1995             N/A                     2.66%
   Six months ended June 30, 1995               N/A                     2.65%


H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED) (IN THOUSANDS)


Assets                                       June 30, 1996    March 31, 1996    December 31, 1995   June 30, 1995
- ------                                       -------------   ---------------    -----------------   -------------
Cash and amounts due from banks              $   722,581     $    683,480        $    752,878        $   687,257
Securities purchased under
   agreements to resell                          690,200          278,000             381,000          1,099,000
Other short-term investments                      13,797           14,364              13,278             24,108
                                             -----------     ------------        ------------        -----------
  Total cash and cash equivalents              1,426,578          975,844           1,147,156          1,810,365
Other investment securities held to
  maturity                                         2,443            2,445               2,448            259,332
Other investment securities available
  for sale                                         9,912            9,809               9,908              9,159
Investment in stock of Federal Home
  Loan Bank (FHLB)                               407,770          402,427             485,938            472,872
Mortgage-backed securities (MBS)
  held to maturity                             5,436,023        5,649,418           5,825,276         17,358,836
MBS available for sale                         9,923,982       10,410,053          10,326,866            881,146
Loans receivable less allowance
  for losses of
  $382,485 (June 30, 1996),
  $385,367 (March 31, 1996),
  $380,886 (December 31, 1995) and
  $389,927 (June 30, 1995)                    30,375,794       30,211,898          30,273,514         30,445,955
Loans held for sale                              119,464          259,241             981,865            123,415
Accrued interest receivable                      218,529          223,968             228,111            153,699
Real estate held for development and
  investment (REI) less allowance
  for losses of
  $144,441 (June 30, 1996),
  $286,327 (March 31, 1996),
  $283,748 (December 31, 1995) and
  $331,143 (June 30, 1995)                       212,561          230,445             234,855            313,918
Real estate owned held for sale (REO)
  less allowance for losses of
  $37,493 (June 30, 1996),
  $37,137 (March 31, 1996),
  $38,080 (December 31, 1995) and
  $35,824 (June 30, 1995)                        260,735          225,870             225,566            191,524
Premises and equipment                           412,602          413,487             410,947            624,988
Goodwill and other intangible assets             140,022          143,981             147,974            270,787
Other assets                                     560,215          623,100             229,162            270,339
Income taxes                                        -                -                   -                56,359
                                             -----------      -----------         -----------        -----------
                                             $49,506,630      $49,781,986         $50,529,586        $53,242,694
                                             ===========      ===========         ===========        ===========

Liabilities and Stockholders' Equity
- ------------------------------------

Deposits                                     $33,281,931      $33,947,928         $34,244,481        $42,988,665
Securities sold under agreements to
  repurchase                                   2,689,000        1,998,431           3,519,311            526,389
Other short-term borrowings                      200,000           50,000                -                 3,452
FHLB and other borrowings                      9,462,740        9,553,436           8,717,117          6,169,705
Other liabilities                              1,035,557        1,170,026             873,313            723,471
Income taxes                                      60,046          109,463             118,442               -
                                             -----------      -----------         -----------        -----------
  Total liabilities                           46,729,274       46,829,284          47,472,664         50,411,682
Stockholders' equity                           2,777,356        2,952,702           3,056,922          2,831,012
                                             -----------      -----------         -----------        -----------
                                             $49,506,630      $49,781,986         $50,529,586        $53,242,694
                                             ===========      ===========         ===========        ===========


H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                For the Three Months Ended             For the Six Months Ended
                                                         -----------------------------------------             June 30,
                                                           June 30,       March 31,     June 30,     ----------------------------
                                                             1996           1996          1995          1996             1995
                                                         ------------  -------------  ------------   -----------      -----------
Interest income:
  Interest on loans                                       $   559,078   $   574,855   $   615,281    $ 1,133,933      $ 1,246,072
  Interest on MBS                                             296,927       308,354       294,383        605,281          514,470
  Interest and dividends on investments                        11,231        11,661        39,901         22,892           83,006
                                                          -----------   -----------   -----------    -----------      -----------
      Total interest income                                   867,236       894,870       949,565      1,762,106        1,843,548
                                                          -----------   -----------   -----------    -----------      -----------
Interest expense:
  Deposits                                                    372,997       387,173       484,778        760,170          924,236
  Short-term borrowings                                        36,334        40,230        45,143         76,564           94,661
  FHLB and other borrowings                                   146,331       150,485       109,469        296,816          219,232
                                                          -----------   -----------   -----------    -----------      -----------
      Total interest expense                                  555,662       577,888       639,390      1,133,550        1,238,129
                                                          -----------   -----------   -----------    -----------      -----------
      Net interest income                                     311,574       316,982       310,175        628,556          605,419
Provision for loan losses                                      33,901        45,942        25,465         79,843           52,009
                                                          -----------   -----------   -----------    -----------      -----------
      Net interest income after provision
        for loan losses                                       277,673       271,040       284,710        548,713          553,410
                                                          -----------   -----------   -----------    -----------      -----------
Other income:
  Gain (loss) on sales of MBS                                     (29)         -            8,677            (29)           9,280
  Gain on sales of loans                                        6,166        15,028         1,779         21,194            2,010
  Loan servicing income                                        16,657        15,145        14,896         31,802           27,862
  Other fee income                                             31,291        26,819        26,382         58,110           50,354
  Gain on sales of investment securities                         -             -              102           -                 112
  Other operating income                                        1,915         3,538         1,584          5,453             (216)
                                                          -----------   -----------   -----------    -----------      -----------
                                                               56,000        60,530        53,420        116,530           89,402
                                                          -----------   -----------   -----------    -----------      -----------
Other expenses:
  General and administrative expenses (G&A)                   189,652       193,048       201,305        382,700          384,057
  Operations of REI                                             7,535         6,743         2,621         14,278            3,708
  Operations of REO                                            27,302        25,689        19,605         52,991           40,658
  Amortization of goodwill and other intangible assets          3,958         3,994         6,934          7,952           13,845
                                                          -----------   -----------   -----------    -----------      -----------
                                                              228,447       229,474       230,465        457,921          442,268
                                                          -----------   -----------   -----------    -----------      -----------
Earnings before provision for income taxes and
  cumulative effect of accounting change                      105,226       102,096       107,665        207,322          200,544
Provision for income taxes                                     36,492        37,341        43,276         73,833           83,305
                                                          -----------   -----------   -----------    -----------      -----------
Earnings before cumulative effect of accounting change         68,734        64,755        64,389        133,489          117,239
Cumulative effect of change in accounting for goodwill           -             -             -              -            (234,742)
                                                          -----------   -----------   -----------    -----------      -----------
Net earnings (loss)                                       $    68,734   $    64,755   $    64,389    $   133,489      $  (117,503)
                                                          ===========   ===========   ===========    ===========      ===========
Earnings (loss) per common share - primary:
  Earnings before cumulative effect of accounting change  $      0.51   $      0.45   $      0.44    $      0.96      $      0.78
  Cumulative effect of change in accounting for goodwill          -             -             -              -              (2.00)
                                                          -----------   -----------   -----------    -----------      -----------
  Net earnings (loss)                                     $      0.51   $      0.45   $      0.44    $      0.96      $     (1.22)
                                                          ===========   ===========   ===========    ===========      ===========
Earnings (loss) per common share - fully diluted:
  Earnings before cumulative effect of accounting change  $      0.50   $      0.45   $      0.43    $      0.94      $      0.78
  Cumulative effect of change in accounting for goodwill          -             -             -              -              (2.00)
                                                          -----------   -----------   -----------    -----------      -----------
  Net earnings (loss)                                     $      0.50   $      0.45   $      0.43    $      0.94      $     (1.22)
                                                          ===========   ===========   ===========    ===========      ===========
Common shares outstanding, weighted average:
   Primary                                                110,016,213   114,781,516   118,054,317    112,432,758      117,329,168
   Fully diluted                                          122,098,197   126,651,898   129,932,055    124,585,694      117,329,168

Return on average assets                                         0.56%         0.51%         0.47%          0.54%           (0.43)%
Return on average equity                                         9.73%         8.60%         9.17%          9.16%           (8.35)%
Return on average tangible equity*                              10.84%         9.60%        11.05%         10.22%           10.14 %
Efficiency ratio                                                52.75%        53.78%        57.28%         53.27%           56.18 %

*Net earnings excluding amortization of goodwill and other intangible assets, and cumulative effect of change in accounting for goodwill, as a percentage of average equity excluding goodwill and other intangible assets.